Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 3 to Form S-1 of our report dated February 27, 2025, relating to the financial statements of Republic Digital Acquisition Company as of February 14, 2025 and for the period from January 23, 2025 (inception) through February 14, 2025, which is contained in the Prospectus. We also consent to the reference of us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

April 29, 2025